  213-688-3698

                               October 21, 1996


  Board of Directors
  Sunbase Asia, Inc.
  19/F., First Pacific Bank Centre
  51-57 Gloucester Road
  Wanchai, Hong Kong

            Re:  Registration Statement on Form S-8
                 ----------------------------------

  Gentlemen:

            We have acted as counsel to Sunbase Asia, Inc., a Nevada corporation ("Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Act"), of the Company's registration statement on Form S-8 (together with all amendments, the "Registration Statement"). This Registration Statement relates to the registration under the Act of 2,500,000 shares of the Company's common stock, $.001 par value ("Common Stock"), which may be issued pursuant to the Company's 1995 Sunbase Asia, Inc. Stock Option Plan ("Plan").

            In rendering this opinion, we have reviewed the registration statement, as well as a copy of the Company's articles of incorporation and bylaws, each as amended to date, and the Plan. we have also reviewed such documents and such statutes, rules and judicial precedents as we have deemed necessary for the opinions expressed herein.

            In rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of originals of such photostatic copies. This opinion

                                  Exhibit 5.1
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  Board of Directors
  Sunbase Asia, Inc.
  October 21. 1996
  Page 2

  further expressly assumes that shares covered by the Registration Statement will be issued in conformity with the provisions of the Plan.

            Based upon and in reliance upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that the shares of Common Stock have been duly and validly authorized and, when issued in the manner contemplated in the Plan and by the Registration Statement, will be validly issued, fully paid and nonassessable.

            This opinion is limited to the corporate law of Nevada, and we express no opinion with respect to the laws of any other jurisdiction.

            We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

            This opinion may not be used, circulated, quoted or otherwise referred to for any purpose without our prior written consent and may not be relied upon by any person or entity other than the Company and its successors and assigns. This opinion is based upon our knowledge of law and facts as of its date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.

                                         Sincerely,

                                         LOEB & LOEB LLP



                                         By /s/ David L. Ficksman
                                            --------------------------
                                            A Partner of the Firm
  DLF:yf1
  822540030
  FID16259.L01